Exhibit 99.1

Sonic Automotive And EchoPark Continue To See Stronger Than Expected Recovery

Updated Guidance Reflects Improved Consumer Demand And Enhanced Profitability

CHARLOTTE, N.C. – June 16, 2020 - Sonic Automotive Inc. ("Sonic" or the "Company") (NYSE:SAH), one of the nation's largest automotive retailers, today provided an updated outlook on anticipated vehicle sales volume and parts and service gross profit for the remainder of 2020. The information included in the presentation prepared by Sonic that updates such outlook and accompanies this press release is an update to the anticipated outlook information previously provided by Sonic on May 19, 2020, which can be found at ir.sonicautomotive.com. This updated guidance is based on Sonic's actual, but unaudited, results in the full months of April, May and June month to date as well as the Company's current expectations for the remainder of the year, assuming a continued path towards reopening the economy and the absence of a second wave of the COVID-19 pandemic in the United States.

	% Change Better (Worse) From Comparable Prior Year Period		
	April	**May**	**June Month To Date**
Franchised Dealerships Same Store:			
New Vehicle Unit Sales Volume	(40%)	(20%)	(10%)
Used Vehicle Unit Sales Volume	(32%)	(8%)	7%
Parts and Service Gross Profit	(43%)	(27%)	(10%)
EchoPark Same Store:			
Used Vehicle Unit Sales Volume	(36%)	(3%)	18%
EchoPark All Stores:			
Used Vehicle Unit Sales Volume	(30%)	9%	34%
Consolidated Sonic:			
Total Gross Profit	(47%)	(19%)	N/A
SG&A Expenses	32%	23%	N/A
Pre-tax Income	(241%)	20%	N/A

Based on the performance described above and current market conditions, Sonic expects to report GAAP earnings per diluted share from continuing operations for the second quarter of 2020 in the range of $0.23 - $0.33. Additionally, the Company reaffirmed it expects to achieve permanent SG&A expense reductions of approximately $7.0 million per month on a go-forward basis, as compared to pre-COVID-19 levels.

David Smith, Sonic's and EchoPark's Chief Executive Officer, commented, "We continue to see improving operating conditions since the onset of the COVID-19 pandemic, including steadily increasing automotive retail consumer demand. Both new and used vehicle unit sales volumes, as well as fixed operations revenues, continue to meet or exceed our forecast at the outset of the pandemic, with used vehicle sales actually higher than last year in both the franchise and EchoPark locations in June. More importantly, we have continued to be disciplined in controlling expenses, allowing our franchised dealerships and EchoPark stores to generate greater than expected profitability in May and June month to date, driving our updated outlook for second quarter earnings."

Jeff Dyke, Sonic's and EchoPark's President, commented, "Business conditions have continued to improve throughout the majority of our markets, with some areas already showing sales volume above pre-COVID-19 levels. This increase in consumer traffic has allowed us to begin to bring back many of our teammates to support these higher levels of business activity. At the same time, we remain committed to controlling our expense structure going forward and achieving greater return on investment through rigorous inventory and vendor service management as well as optimizing marketing expenses. We continue to see a slower recovery in California, particularly in our fixed operations business, resulting in a reduction of our fourth quarter fixed operations gross profit projections back to our original pre-pandemic forecast."

Mr. Dyke continued, "As we anticipated, EchoPark sales have experienced a v-shaped recovery and we expect to be back to our original pre-pandemic forecast unit sales volume this month. Our guests continue to see tremendous value in the inventory selection, pricing, and purchase experience EchoPark offers. From an inventory perspective, at the end of May we had 57 days' supply of new vehicles at our franchised dealerships and as consumer demand continues to rebound, manufacturer production challenges may drive inventory shortages over the next few months. We continue to maintain less than 30 days' supply of used inventory at both our franchised dealerships and EchoPark stores, positioning us to meet increasing consumer demand as well as capitalize on expected near-term inventory acquisition opportunities."

Sonic expects to provide the next update to its 2020 outlook during the week of July 27th in conjunction with reporting financial results for the second quarter of 2020.

About Sonic Automotive Sonic Automotive, Inc., a Fortune 500 company based in Charlotte, North Carolina, is one of the nation’s largest automotive retailers. Sonic can be reached on the web at www.sonicautomotive.com. About EchoPark Automotive EchoPark Automotive is a growing operating segment within the Company with 10 current locations that specialize in pre-owned vehicle sales and provide a unique guest experience unlike traditional used car stores. More information about EchoPark Automotive can be found at www.echopark.com. Forward-Looking Statements Included herein are forward-looking statements, including statements regarding anticipated GAAP earnings per diluted share from continuing operations for the quarter ending June 30, 2020, anticipated permanent SG&A expense reductions, anticipated new and used vehicle sales volume for the remainder of the year ending December 31, 2020, anticipated parts and service gross profit for the remainder of the year ending December 31, 2020, anticipated new vehicle inventory shortages over the next few months, and anticipated near-term used vehicle inventory acquisition opportunities. There are many factors that affect management’s views about future events and trends of the Company’s business. These factors involve risks and uncertainties that could cause actual results or trends to differ materially from management’s views, including, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, anticipated liquidity position, expected future capital expenditures, anticipated future growth in our EchoPark Segment, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, the effect of the COVID-19 pandemic and related government-imposed restrictions on operations, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s other periodic reports and information filed with the Securities and Exchange Commission (the “SEC”). The Company does not undertake any obligation to update forward-looking information, except as required under federal securities laws and the rules and regulations of the SEC. Company Contacts Investor Inquiries: Heath Byrd, Executive Vice President and Chief Financial Officer (704) 566-2400 Danny Wieland, Investor Relations (704) 927-3462 Press Inquiries: Danielle DeVoren / Anthony Feldman 212-896-1272 / 347-487-6194 ddevoren@kcsa.com/afeldman@kcsa.com

Sonic Automotive – Update On COVID-19 Impact On 2020 Outlook Updated June 16, 2020

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events, are not historical facts and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. These statements can generally be identified by lead-in words such as “may,” “will,” “should,” “could,” “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “foresee” and other similar words or phrases. Statements that describe our Company’s objectives, plans or goals are also forward-looking statements. Examples of such forward-looking information we may be discussing in this presentation include, without limitation, the effects of COVID-19 on operations, anticipated future new vehicle unit sales volume, anticipated future used vehicle unit sales volume, anticipated future parts, service and collision repair (“Fixed Operations”) gross profit, anticipated expense reductions, long-term annual revenue targets, anticipated future growth and profitability in our EchoPark Segment, anticipated openings of new EchoPark stores, anticipated future performance and growth of our Franchised Dealerships Segment, anticipated liquidity positions, anticipated 2020 industry new vehicle sales volume, the implementation of growth and operating strategies, including acquisitions of dealerships and properties, the return of capital to stockholders, anticipated future success and impacts from the implementation of our strategic initiatives, and earnings per share expectations. You are cautioned that these forward-looking statements are not guarantees of future performance, involve risks and uncertainties and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties include, without limitation, economic conditions in the markets in which we operate, new and used vehicle industry sales volume, the success of our operational strategies, the rate and timing of overall economic expansion or contraction, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s other periodic reports and information filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements, risks, uncertainties and additional factors speak only as of the date of this presentation. We undertake no obligation to update any such statements, except as required under federal securities laws and the rules and regulations of the SEC. 2

UPDATE ON COVID-19 IMPACT 2020 OUTLOOK 3

Outlook – Franchised New Vehicles Franchised Dealerships New Vehicle Unit Sales Volume 14,000 12,000 Production Constraints Driving Inventory Shortages In Certain Makes/Models In Q3 10,000 8,000 Back To Original Forecast in Q4 6,000 4,000 May Actuals 18% Better Than Previous Forecast 2,000 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast May 19 Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 4

Outlook – Franchised Used Vehicles Franchised Dealerships Retail Used Vehicle Unit Sales Volume 14,000 12,000 Above Original Forecast August Through December 10,000 8,000 Back To Original Forecast in July 6,000 May Actuals 13% Better 4,000 Than Previous Forecast 2,000 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast May 19 Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 5

Outlook – EchoPark Used Vehicles EchoPark Retail Used Vehicle Unit Sales Volume 8,000 Above Original Forecast in July Through December 7,000 Back To Original Forecast in June 6,000 5,000 4,000 3,000 May Actuals 6% Better 2,000 Than Previous Forecast 1,000 - Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast May 19 Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 6

Outlook – Franchised Fixed Operations Franchised Dealerships Fixed Operations Gross Profit $ $70,000 In Line With Original Forecast In Q4 $60,000 $50,000 Back To Original Forecast in September $40,000 (In Thousands) $30,000 May Actuals In Line With Previous Forecast $20,000 $10,000 $- Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Original Forecast May 19 Forecast Current Forecast Due To Uncertainty Related To The COVID-19 Pandemic And The Resulting Economic Impact, Actual Results May Differ Materially From Management’s Forecast 7

Investor Relations Contact: Sonic Automotive Inc. (NYSE: SAH) KCSA Strategic Communications Danny Wieland, Director of Financial Reporting David Hanover / Scott Eckstein ir@sonicautomotive.com sonic@kcsa.com (704) 927-3462 (212) 896-1220